As filed with the Securities and Exchange Commission on September 7, 2005

                                                     Registration No. 333-126674
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A

                                 Amendment No. 2

                             Registration Statement
                        Under the Securities Act of 1934

                        Wallace Mountain Resources Corp.
                 (Name of Small Business Issuer in Its Charter)

           NEVADA                               1000                     20-2597168
(State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)     Identification No.)

#29B Ebony Tower, President Park
99 Sukhumvit 24 Road
Bangkok 10110 Thailand                        +(662)262-9347       (214)594-6128
(Address of principal Executive Offices)    (Telephone Number)      (Fax Number)

James B. Parsons
Parsons Law Firm
2070 Skyline Tower, 10900 NE 4th Street
Bellevue, WA  98004                            (425)451-8036       (425)451-8568
(Name and Address of Agent for Service)     (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed        Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Unit (2)       Price (3)        Fee (1)
--------------------------------------------------------------------------------
Units (4)              800,000          $0.05          $40,000          $  --
--------------------------------------------------------------------------------
Common                 800,000          $0.05          $40,000          $ 5.08
--------------------------------------------------------------------------------
Common Stock
Underlying Warrants    800,000          $0.10          $80,000          $10.16
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).
(4) Each Unit consists of one share of Common Stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant will entitle the holder to purchase on additional share of Common Stock at a price of $.10 per Share for a period of two years from the date of this offering.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                        WALLACE MOUNTAIN RESOURCES CORP.
                                  800,000 UNITS
                                  $.05 PER UNIT
       CONSISTING OF 800,000 SHARES OF COMMON STOCK AT $.05 PER SHARE AND
      800,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK AT $.10 PER SHARE


This is the initial offering of Common stock of Wallace Mountain Resources Corp. and no public market currently exists for the securities being offered. Wallace Mountain Resources Corp. is offering for sale a total of 800,000 Units, each Unit consisting of one share of Common Stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at a price of $.10 per Share for a period of two years from the date of this offering. The offering is being conducted on a self-underwritten, best efforts, all-or-none basis, which means our officer and director will attempt to sell the Units. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the Units in this offering. If all Units are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. The Units will be offered at a price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering will end on _______, 200_ (date to be inserted in a subsequent amendment).


Wallace Mountain Resources Corp. is an exploratory stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment. Our independent auditors have issued an audit opinion for Wallace Mountain which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 4.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES DIVISION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE, CURRENT OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          Offering       Total
                           Price        Amount of     Underwriting    Proceeds
                          Per Unit      Offering      Commissions      To Us
                          --------      --------      -----------      -----
Common Stock               $.05          $40,000       $0              $40,000

Common Stock
Underlying Warrants        $.10          $80,000       $0              $80,000

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We will establish a separate bank account and all proceeds will be deposited into said account until such time as the total amount of the offering is received and all Units are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the Units before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission for review has been cleared of comment and is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted.

                 Subject to Completion, Dated __________, 200__

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
SUMMARY OF PROSPECTUS                                                       3
     General Information about Our Company                                  3
     The Offering                                                           4
RISK FACTORS                                                                4
     Risks Associated with our Company                                      4
     Risks Associated with this Offering                                    8
FORWARD LOOKING STATEMENTS                                                 11
USE OF PROCEEDS                                                            11
DETERMINATION OF OFFERING PRICE                                            12
DILUTION                                                                   13
PLAN OF DISTRIBUTION                                                       14
     Offering will be Sold by Our Officers and Directors                   14
     Terms of the Offering                                                 15
     Deposit of Offering Proceeds                                          15
     Procedures for and Requirements for Subscribing                       15
     Exercise of Warrants                                                  15
LEGAL PROCEEDINGS                                                          16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS               16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             17
DESCRIPTION OF SECURITIES                                                  18
INTEREST OF NAMED EXPERTS AND COUNSEL                                      19
INDEMNIFICATION                                                            19
ORGANIZATION WITHIN LAST FIVE YEARS                                        19
DESCRIPTION OF OUR BUSINESS                                                20
     Glossary                                                              20
     General Information                                                   25
     Competition                                                           35
     Compliance with Government Regulation                                 36
     Patents and Trademarks                                                37
     Need for Any government Approval of Principal Products                37
     Research and Development Activities                                   37
     Employees and Employment Agreements                                   37
     Reports to Security Holders                                           37
PLAN OF OPERATION                                                          38
DESCRIPTION OF PROPERTY                                                    44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             45
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                   45
EXECUTIVE COMPENSATION                                                     48
FINANCIAL STATEMENTS                                                       49
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                49

                                    SUMMARY

GENERAL INFORMATION

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we", "us", "our", and "Wallace Mountain" are to Wallace Mountain Resources Corp.

Wallace Mountain Resources Corp. (the "Company") was incorporated in the State of Nevada on March 30, 2005 to engage in the acquisition, exploration and development of natural resource properties. The Company intends to use the net proceeds from this Offering to develop its business operations. (See "Business of the Company" and "Use of Proceeds".) We are an exploration stage company with no revenues and limited operating history. The principal executive offices are located at #29B Ebony Tower, President Park, 99 Sukhumvit 24 Road, Bangkok 10110 Thailand. The telephone number is +662-262-9347.

The company does not consider itself to be a blank check company as defined in Rule 419 of Regulation C of the Securities Act of 1933. The company has a specific business plan and is seeking the funds to execute its business plan. Rule 419 of Regulation C promulgated under the Securities Act of 1933 applies to companies having no specific business plans other than to engage in a merger or acquisition with an unidentified company or companies, or other entity. We do not anticipate or intend to be used as a vehicle for a reverse merger or merge with or acquire another company in the foreseeable future. We are aggressively pursuing our business plan given the current financial status of the company and the fact that we were very recently incorporated. We have taken the following steps to advance our business plan; we have secured our mineral rights to the property at South Wallace Mountain, prepared and filed our SB-2 Registration Statement with the Securities and Exchange Commission and drafted our business plan. The corporation was formed for the purpose of executing a specific business plan developed by our founder, Mr. Gelfand, as set forth in the prospectus. We are moving forward with our development as defined in the business plan. Based upon the above, we believe we are not within the scope of Rule 419.

We received our initial funding of $5,000 through the sale of common stock to our officer and director who purchased 1,000,000 shares of our common stock at $0.005 per share on March 30, 2005. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 30, 2005) through the year ended March 31, 2005 and the three months ended June 30, 2005 report no revenues and a net loss of $12,229. Our independent auditors have issued an audit opinion for Wallace Mountain which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims and have not yet commenced any exploration activities on the claims. Our property if without known reserves and there is the possibility that the South Wallace Mountain Project claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

There is no current public market for our securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

OFFERING

Securities Being Offered      800,000 Units - Each Unit consists of one share of
                              common stock and one Common Stock Purchase
                              Warrant.

Price per Unit                $0.05

Offering Period               The Units are offered for a period not to exceed
                              180 days, unless extended by our Board of Directors for an additional 90 days.

Net Proceeds                  $40,000 (Total Offering Proceeds). An additional
                              $80,000 (Assuming exercise of all Warrants, of
                              which there is no assurance)
Securities Issued
and Outstanding               2,600,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Registration costs            We estimate our total offering registration costs
                              to be $5,700.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all the material risks involved if you decide to purchase Units in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIMS. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the South Wallace Mountain Project Claims. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on March 30, 2005 and to date have been involved primarily in organizational activities and the acquisition of the mineral claims. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the South Wallace Mountain Project claims and the production of minerals from the claims, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our director has no professional training or technical credentials in the field of geology and specifically in the areas of exploring, developing and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. His decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

OUR INDEPENDENT AUDITORS HAVE ISSUED AN AUDIT OPINION FOR WALLACE MOUNTAIN WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our limited exploration stage and our lack of any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited material operations, revenues, or profits.


WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

     Our current operating funds are less than necessary to complete all intended exploration of the South Wallace Mountain Project claims, and therefore we will need the funds from this offering in order to complete our business plan. As of June 30, 2005, we had cash in the amount of $771. We currently do not have any operations and we have no income.

WE WILL REQUIRE ADDITIONAL FUNDING TO SUSTAIN OPERATIONS ONCE EXPLORATION IS COMPLETE.

     Even after completing all proposed exploration, we will not know if we have a commercially viable mineral deposit. Even if we complete our initial exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. Without funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our shareholders may lose part or all of their investment.


WE HAVE NOT YET HAD OUR PROPERTY EXAMINED IN THE FIELD BY A PROFESSIONAL GEOLOGIST OR MINING ENGINEER, THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE.

     There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold and other minerals. While we have geological reports detailing previous exploration within the current property boundaries completed by professional geologists in the early 1980's, we have not yet engaged the services of a professional geologist or mining engineer to examine our mineral claims. There is the possibility that the previous work was not carried out properly and the South Wallace Mountain Project claims do not contain any reserves, resulting in any funds spent by us on exploration being lost. As well, problems such as unusual or unexpected formations and other conditions involved in mineral exploration often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE WE HAVE NOT SURVEYED THE SOUTH WALLACE MOUNTAIN PROJECT CLAIMS, WE MAY DISCOVER MINERALIZATION ON THE CLAIMS THAT IS NOT WITHIN OUR CLAIMS BOUNDARIES.

     While we have conducted a mineral claims title search to confirm that Madman Mining Company (an unrelated mining property vendor) had the right to sell the claims to our president, Robert Gelfand, who now holds the claims in trust, this should not be construed as a guarantee of claims boundaries. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt. If we discover mineralization that is close to the estimated claims boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract these minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     Our mineral property does not contain any known bodies of ore. If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose your investment in this offering.


BECAUSE OF THE ACCESSIBILITY AND PREVIOUS WORK ON THE PROPERTY, THERE IS A RISK THAT WE MAY INCUR LIABILITIES OR DAMAGES AS WE CONDUCT OUR BUSINESS.

     Our mineral property is accessed via ATV's and has tunnels and trenches from previous mining work. As a result, we may become subject to liability for hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.


BECAUSE ACCESS TO OUR MINERAL CLAIMS IS OFTEN RESTRICTED BY INCLEMENT WEATHER, WE WILL BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     It is possible that snow or rain could cause roads leading to our claims to be impassable. We anticipate being able to access our mineral claims between the months of March and November during which time we intend to conduct our field exploration. However if the roads are impassable we would be delayed in our exploration timetable.


GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.


     There are several governmental regulations that materially restrict mineral claims exploration and development. Under Canadian mining law, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to phase two which includes drilling operations on the South Wallace Mountain Project claims, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BASED ON CONSUMER DEMAND, THE GROWTH AND DEMAND FOR ANY ORE WE MAY RECOVER FROM OUR CLAIMS MAY BE SLOWED, RESULTING IN REDUCED REVENUES TO THE COMPANY.

     Our continued success will be dependent on the growth of demand for ore. If consumer demand slows our revenues may be significantly affected. This could limit our ability to generate revenues and our financial condition and operating results may be harmed.

THE LOSS OF THE SERVICES OF ROBERT GELFAND COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT.

     Our performance is substantially dependent upon the professional expertise of our President, Robert Gelfand. The loss of his services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop our exploration business. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

BECAUSE OUR CURRENT EXECUTIVE OFFICER HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATION, CAUSING OUR BUSINESS TO FAIL.

     Robert Gelfand, the sole officer and director of the company, currently devotes approximately 5 to 7 hours per week of his business time on providing management services to us. While our executive officer presently possesses adequate time to attend to our interests, it is possible that the demands on him from his other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

     This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. We will offer the shares to our friends, relatives, acquaintances and business associates, however, there is no guarantee that we will be able to sell any of the shares. Unless we are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

     We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Wallace Mountain or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

     Our existing stockholder acquired his shares at a cost of $.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Upon completion of this offering the net tangible book value of the shares held by our existing stockholder (2,600,000 shares) will be increased by $.017 per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.032 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.018 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT UNTIL ALL SHARES ARE SOLD. BECAUSE THE SHARES ARE NOT HELD IN AN ESCROW OR TRUST ACCOUNT THERE IS A RISK YOUR MONIES WILL NOT BE RETURNED IF ALL THE SHARES ARE NOT SOLD.

     All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to return all monies deposited to the original purchasers in the event all shares in the offering are not sold. However since the funds will not be placed into an escrow, trust or other similar account, there can be no guarantee that any third party creditor who may obtain a judgment or lien against us would not satisfy the judgment or lien by executing on the bank account where the offering proceeds are being held, resulting in a loss of any investment you make in our securities.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.


     Our business plan allows for the payment of the estimated $5,700 cost of this registration statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

OUR SOLE DIRECTOR/OFFICER BENEFICIALLY OWNS 100% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL BENEFICIALLY OWN 76% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

     Due to the controlling amount of his share ownership in our company, if our sole director/officer decides to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If our director/officer decides to sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act. Rule 144 restricts the ability of our director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.


OUR DIRECTOR WILL CONTROL AND MAKE CORPORATE DECISIONS THAT MAY DIFFER FROM THOSE THAT MIGHT BE MADE BY THE OTHER SHAREHOLDERS.


     Due to the controlling amount of his share ownership in our company, our sole director/officer will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Assuming sale of all of the Units offered herein, of which there is no assurance, the Company estimates that the net proceeds from this Offering will be approximately $34,300 after deducting $5,700 for estimated offering expenses, which include legal, accounting and all filing fees. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering as follows:

     Total Proceeds to the Company                                  $40,000

     Less: Offering Expenses
            Legal                                                     1,500
            Accounting                                                1,000
            Preparation and EDGARization                              2,500
            Transfer Agent                                              600
            Printing                                                     85
            Registration Fees                                            15
                                                                    -------
     Net Proceeds to the Company                                     34,300

     Exploration Program                                             24,000
     Administration and Office Expense                                2,000
     Legal and Accounting                                             4,000
     Working Capital                                                  4,300
                                                                    -------

     Total Use of Net Proceeds                                      $34,300
                                                                    =======

We will establish a separate bank account and all proceeds will be deposited into said account until such time as the total amount of the offering is received and all Units are sold, at which time the funds will be released to us for use in our operations. In the event we do not sell all of the Units before the expiration date of the offering, all funds will be returned promptly to the subscribers, without interest or deduction. Our director has verbally agreed to loan the company funds to complete the registration process but we will require full funding to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the Units has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered underlying the Units and Warrants, and the offering prices, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

The exercise price of the warrants was arbitrarily determined by us and does not bear any relationship to our assets, book value, earnings, projected revenues or other established criteria. Given the fact that the exercise price of $.10 per share is 2 times $.05 offering price of the Units in this Offering and 20 times the $.005 price per share paid by our current shareholder for his shares, there is no guarantee that any or all of the warrants will ever be exercised.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the Units you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2005, the net tangible book value of our shares was $771 or $NIL per share, based upon 2,600,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the Units and receipt of the total proceeds of $40,000, less offering expenses of $5,700, for a total net proceeds to us of $34,300, the net tangible book value of the 3,400,000 shares to be outstanding will be $59,529, or approximately $.018 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholder (2,600,000 shares) will be increased by $.017 per share without any additional investment on his part. The purchasers of Units in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.032 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.018 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the offering, the existing shareholder will own 76% of the total number of shares then outstanding, for which he will have made an investment of $13,000, or $.005 per Share. Upon completion of the offering, the purchasers of the Units offered hereby will own 24% of the total number of shares then outstanding, for which they will have made a cash investment of $40,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors:

     Public Offering Price per Share                      $ .05
     Net Tangible Book Value Prior to this Offering       $  NIL
     Net Tangible Book Value After Offering               $ .018
     Immediate Dilution per Share to New Investors        $ .032

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

                                                       Total
                         Price        Number of      Percent of    Consideration
                       Per Share     Shares Held     Ownership         Paid
                       ---------     -----------     ---------         ----
     Existing
     Stockholder        $ .005        2,600,000         76%           $13,000

     Investors in
     This Offering      $ .05           800,000         24%           $40,000

If all warrants are exercised, investors would suffer even more significant dilution in the price they paid for their shares.

                              PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Units directly to the public, with no commission or other remuneration payable to him for any Units he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Units with a broker or dealer. Robert Gelfand, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     b. Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

     d. Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any Units in this offering.

TERMS OF THE OFFERING

The Units will be sold at the fixed price of $.05 per Unit until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period of 180 days (the "Expiration Date").

DEPOSIT OF OFFERING PROCEEDS


This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all units are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $40,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction. We feel the use of an escrow agent is an expense the company can not bear at this time. We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the risk to you as a purchaser of any shares.


PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any units in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Wallace Mountain Resources Corp.

EXERCISE OF WARRANTS

Each Unit consists of one share of Common Stock and one Common Stock Purchase Warrant. Each Common Stock Purchase Warrant will entitle the holder to purchase one additional share of Common Stock at the price of $.10 per Share for a period of two years from the date of this offering. We intend to complete and enter into a Warrant Agreement with Holladay Stock Transfer, our registered stock transfer agent, to allow them to handle the issuance of the Common Stock underlying the warrants upon surrender and payment of the exercise price to us by any holders.

                                LEGAL PROCEEDINGS

Wallace Mountain is not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The director and officer of Wallace Mountain Resources Corp., whose one year term will expire 4/15/06, or at such a time as his successor(s) shall be elected and qualified is as follows:

Name & Address             Age    Position     Date First Elected   Term Expires
--------------             ---    --------     ------------------   ------------
Robert Gelfand             39     President,       03/30/05           04/15/06
#29B Ebony Tower                  Secretary,
President Park                    Treasurer,
99 Sukhumvit 24 Road              CFO, CEO &
Bangkok 10110 Thailand            Director

The foregoing person is a promoter of Wallace Mountain, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The director and officer currently devotes an immaterial amount of time, approximately 5 to 7 hours per week, to manage the business affairs of our company. After receiving funding per our business plan Mr. Gelfand intends to devote as much time as the board of directors deems necessary to manage the affairs of the company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

RESUME

ROBERT GELFAND has been the President, CEO, Treasurer, CFO, Secretary, and Director of the Company since inception. From July 1996 to the present he has been a Director of StarAsia Capital Inc., a venture capital company for emerging growth companies in Bangkok, Thailand. From April 1999 to January 2001 he was a Director and Officer of Never Miss A Call, Inc., a publicly-traded Nevada corporation, that operated an automated voice answering service in Vancouver, BC, Canada. From August 1998 to April 1999 he was a Director and Officer of Pac-Rim Consulting, Inc., a publicly-traded Nevada corporation, that offered consulting services providing guidance in real estate transactions for investors in SE Asia looking to purchase real estate in Canada located in Vancouver, BC, Canada. From September 1997 to January 1999 he was a Director and Officer of Meximed Industries, a publicly-traded Nevada corporation, that was a medical supplies distributor based out of Vancouver, BC.

Mr. Gelfand holds a Bachelor of Commerce Degree (Finance major) from The University of British Columbia, in Vancouver, BC, Canada where he received it in 1989. Mr. Gelfand also holds the Chartered Financial Analyst designation (CFA) which he received from the CFA Institute in Charlottesville, Virginia. He intends to devote his time as required to the business of the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Wallace Mountain's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

                              No. of        No. of
    Name and                  Shares        Shares     Percentage of Ownership:
     Address                  Before         After       Before       After
Beneficial Owner(1)          Offering      Offering     Offering    Offering
-------------------          --------      --------     --------    --------
Robert Gelfand              2,600,000     2,600,000       100%         76%
#29 Ebony Tower
President Park
99 Sukhumvit 24 Road
Bangkok 10110 Thailand

All Officers and
Directors as a Group        2,600,000     2,600,000       100%         76%

----------
(1) The person named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of Common Stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Reference is made to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors. After this Offering is completed, the present stockholder will own 76% of the outstanding shares. (See "Principal Stockholders".)

CASH DIVIDENDS

As of the date of this Memorandum, the Company has not declared or paid any cash dividends to stockholders. The declaration or payment of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings, if any, capital requirements and financial position of the Company, general economic conditions, and other pertinent conditions. It is the present intention of the Company not to declare or pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company's business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statement for the period from inception to the year ended March 31, 2005 included in this prospectus has been audited by Franklin Griffith & Associates, 6330 McLeod Dr., Suite 7, Las Vegas, Nevada 89120. Our financial statement for the three month period ended June 30, 2005 included in this prospectus has been reviewed by Franklin Griffith & Associates, 6330 McLeod Dr., Suite 7, Las Vegas, Nevada 89120. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

James B. Parsons of Parsons Law Firm, 2070 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004, has passed upon the validity of the units being offered and certain other legal matters and is representing us in connection with this offering.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

Wallace Mountain Resources Corp. was incorporated in Nevada on March 30, 2005 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Robert Gelfand was named as Director and Sole Officer of the company and as such voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Mr. Gelfand who purchased 1,000,000 shares of our Common Stock at $0.005 per share on March 30, 2005. On April 5, 2005, a total of 1,600,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 or $0.005 per share.

                             DESCRIPTION OF BUSINESS


We are an exploration stage company with no revenues and limited operating history. Our independent auditors have issued an audit opinion for Wallace Mountain which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.3 to this prospectus.


There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold and other minerals. We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims. There is the possibility that the South Wallace Mountain Project claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

In this Prospectus a combination of Imperial and metric measures are used with respect to mineral properties located in Canada. Conversion rates from Imperial measure to metric and from metric to Imperial are provided below:

Imperial Measure        = Metric Unit     Metric Measure    = Imperial Unit
2.47 acres                1 hectare       0.4047 hectares     1 acre
3.28 feet                 1 metre         0.3048 metres       1 foot
0.62 miles                1 kilometre     1.609 kilometres    1 mile
0.032 ounces (troy)       1 gram          31.1 grams          1 ounce (troy)
1.102 tons (short)        1 tonne         0.907 tonnes        1 ton
0.029 ounces (troy)/ton   1 gram/tonne    34.28 grams/tonne   1 ounce (troy) ton

                            GLOSSARY OF MINING TERMS

"Adit"                                 An opening driven horizontally into the
                                       side of a mountain or hill for providing
                                       access to a mineral deposit.
"Altered"                              Physically or chemically changed rock or
                                       mineral subsequent to its formation.
"Alteration Halo"                      A zone of alteration surrounding a
                                       mineralized or structural zone
"Amphibole"                            an important group of dark-colored
                                       rock-forming, silicate minerals that
                                       generally containing ions of iron
"Andesite"                             Volcanic rock characteristically medium
                                       dark in color and containing 54 to 62%
                                       silica
"Anomalous"                            A departure from the norm which may
                                       indicate the presence of mineralization
"Argillite"                            A metamorphic rock, intermediate between
                                       shale and slate, that does not possess
                                       true slate cleavage

"Basalt"                               An extrusive volcanic rock
"Batholith"                            A plutonic rock mass which increases in
                                       size downward, has no determinable floor,
                                       and shows an area of surface exposure
                                       exceeding 100 km2.
"BCDM MINFILE"                         British Columbia Department of Mines
                                       "Mineral Inventory Files" - a data base
                                       of mineral occurrences occurring within
                                       British Columbia
"Bedding"                              The arrangement of sedimentary rocks in
                                       layers
"Biotized"                             Rock containing biotite, a magnesium
                                       mineral, usually in igneous rocks
"Breccia"                              A rock in which angular fragments are
                                       surrounded by a mass of fine-grained
                                       minerals
"Cadmium" or "Cd'                      A soft, bluish-white metal and is easily
                                       cut with a knife. Physically similar to
                                       zinc. Cadmium is used in silver solder
                                       and is highly toxic
"Carboniferous Age"                    An Epoch in Earth history about 354-290
                                       million years ago
"Chalcopyrite"                         A sulphide mineral of copper and iron;
                                       the most important ore mineral in copper
"Channel sample"                       A sample composed of pieces of vein or
                                       mineralized rock that have been taken
                                       from a small trench or channel, usually
                                       about 3 inches wide and 1 inch deep
"Chert"                                A variety of silica that contains
                                       microcrystalline quartz
"Chlorite"                             A dark green, soft, flaky mineral similar
                                       to mica; it is common as an alteration or
                                       metamorphic mineral
"Cockscomb"                            Literally - mineral formation that
                                       resembles the comb of a rooster in shape
"Copper" or "Cu"                       A reddish or salmon-pink isometric
                                       mineral, the native metallic element of
                                       copper. It is ductile and malleable, a
                                       good conductor of heat and electricity,
                                       usually dull and tarnished
"Cretaceous"                           Epoch in Earth history from about 63
                                       million to 135 million years ago. Also
                                       refers to the rocks and sediment
                                       deposited in that epoch
"Dacite"                               Volcanic rock that characteristically is
                                       light in color and contains 62% to 69%
                                       silica and moderate amounts of sodium and
                                       potassium
"Diamond drill"                        A rotary type of rock drill that cuts a
                                       core of rock that is recovered in long
                                       cylindrical sections
"Dip"                                  The angle at which a vein, structure or
                                       rock bed is inclined from the horizontal
                                       as measured at right angles to the strike
"Discovery outcrop"                    The rock exposure that was first observed
                                       to contain mineralization
"Drift"                                A horizontal underground opening that
                                       follows along the length of a vein or
                                       rock formation
"Dyke"                                 A long and relatively thin body of
                                       igneous rock that, while in the molten
                                       state, intruded older rocks
"Epidote"                              A common crystallized calcium, aluminum,
                                       iron mineral
"Eocene age"                           Epoch in earths history about 34-55
                                       million years ago
"Equigranular"                         Grains within a rock are very similar in
                                       size/shape
"Erosional remnants"                   Literally remnants of a rock unit that
                                       has not completely eroded away
"Exploration adit"                     An adit driven to search for
                                       mineralization.
"Fault"                                A fracture dividing a rock into two
                                       sections that have visibly moved relative
                                       to each other
"Feldspars"                            silicate minerals which occur in igneous
                                       rocks - plagioclase contains calcium and sodium

"Felsic"                               Light-colored rocks containing feldspar
                                       and silica
"Foot wall"                            The rocks on the underside of a vein or
                                       ore deposit
"Flows"                                Volcanic rock formed from lava that
                                       flowed out onto the earth's surface
"Free gold"                            Gold that can be separated from its host
                                       rock without the use of chemical methods
                                       (by mechanical methods)
"Foliated"                             the arrangement of a set of minerals in
                                       parallel, sheet-like layers that lie
                                       perpendicular to the flattened plane of a
                                       rock. Occurs in metamorphic rocks
"G.S.C."                               Geological Survey of Canada (equivalent
                                       of USGS)
"Gabbro"                               A dark, coarse-grained igneous rock
"Galena"                               A lead sulphide - the most common ore
                                       mineral of lead
"Gangue"                               Worthless minerals in an ore deposit
"Geological mapping"                   The process of observing and measuring
                                       geological features in a given area and
                                       plotting these features, to scale, onto a
                                       map
"Geophysical survey"                   A method of exploration that measures the
                                       physical properties of rock formations
                                       including magnetism, specific gravity,
                                       electrical conductivity and resistance
"Gold" or "Au"                         A heavy, soft, yellow, ductile,
                                       malleable, metallic element. Gold is a
                                       critical element in computer and
                                       communications technologies
"Grab samples"                         A sample of rock not intended to be
                                       representative of the deposit - usually
                                       the most highly mineralized material is
                                       selected
"Granite"                              A coarse-grained intrusive igneous rock
                                       consisting of quartz, feldspar and mica
"Granodiorite"                         Igenous rock, less felsic than granite,
                                       typically light in color; rough plutonic
                                       equivalent of dacite
"Greenstone"                           Metamorphosed basalt
"Hanging wall"                         The rocks on the upper side of a vein or
                                       ore deposit
"Headwaters"                           The source or the upper reaches of a
                                       stream or river
"Hornblende"                           An igneous rock that contains magnesium,
                                       iron, silica and aluminum - is black,
                                       brown and green in color. It occurs in
                                       crystals of many igneous rocks
"Hornfels"                             A fine-grained contact metamorphic rock
"ICP Analysis"                         Analytical process in which material is
                                       digested with hydrochloric and nitric
                                       acids. This is then analysed using
                                       Inductively Coupled Plasma-Atomic
                                       Emission Spectroscopy
"Igneous Rocks"                        Rocks that crystallize from magma
"Interbeds"                            Several layers of sedimentary rock
                                       located side by side
"Isolated Rafts"                       Literally small bodies of a rock unit
                                       that "sit" on top of a different rock
"Jurassic"                             Epoch in Earth history from about 135
                                       million to 190 million years ago Also
                                       refers to the rocks and sediment
                                       deposited in that epoch
"Lead" or "Pb"                         Heavy, easily fusible soft malleable base
                                       metal of dull pale bluish-grey colour
"Leakage mineralization"               Literally, mineralization that leaks out
                                       of the main body in which the
                                       mineralization is be emplaced - usually
                                       through shears/faults and porous rock
"Level"                                a horizontal opening in a mine; levels
                                       are usually established at regular
                                       intervals
"Limestones"                           A sedimentary rock composed primarily of
                                       calcium carbonate

"Line cutting"                         Straight clearings through the bush to
                                       permit sightings for geophysical and
                                       other surveys
"Lithologies"                          the character of a rock described in
                                       terms of structure, color, mineral
                                       composition, grain size, and arrangement
                                       of its component parts
"Lode"                                 Traditionally mineralization that is
                                       "in-place" within the host rocks
"Mafic"                                class of rock which crystallizes from
                                       silicate minerals at relatively high
                                       temperatures. It is also sometimes called
                                       basalt
"Massive sulphide mineralization"      Mineralization that contains a variety of
                                       different sulphide minerals - usually
                                       includes - sphalerite, chalcopyrite,
                                       pyrite and pyrrhotite.
"Metamorphic"                          A rock that has undergone chemical or
                                       structural changes (heat, pressure, or a
                                       chemical reaction) that causes changes to
                                       its original state - High-grade
                                       metamorphic is a large amount of change
"Meta-wacke"                           A soft, earthy, dark-colored rock or clay
                                       derived from the alteration of basalt
"Mineral claim"                        A portion of land held either by a
                                       prospector or a mining company, in
                                       British Columbia each claim is 500m x
                                       500m (1,640 ft2)
"MINFILE"                              A government data base detailing mineral
                                       occurrences in BC
"MMI (Mobile Metal Ion)"               A highly sensitive analytical technique
                                       that measures the Ions of various metals
                                       that are moving upwards from depth
"Monzonite"                            A felsic igneous rock usually light
                                       colored with > 20% quartz content
"Open-Cut"                             A trench
"Ore"                                  A mixture of mineralized rock from which
                                       at least one of the metals can be
                                       extracted at a profit
"Outcrop"                              A surface exposure of bedrock
"Permian"                              Epoch in earths history about 290-248
                                       million years ago
"Phylite"                              A foliated metamorphic rock that develops
                                       from slate and is marked by a silky sheen
                                       and medium grain size
"Plagioclase"                          Any of a group of feldspars containing a
                                       mixture of sodium and calcium feldspars
"Pliocene"                             Epoch in Earth history from about 2-5
                                       million years to 10,000 years ago. Also
                                       refers to the rocks and sediment
                                       deposited in that epoch
"Plugs"                                A roughly cylindrical body of igneous
                                       rock that, while in the molten state,
                                       intruded older rocks
"Plutons"                              Bodies of plutonic rocks - rocks of
                                       igneous origin that have come from great
                                       depths
"Potassic"                             Rock that contains potassium
"Porphyitic"                           An igneous rock that is characterized by
                                       extremely fine grain and which may
                                       contain phenocrysts
"Portal"                               The entrance to an adit
"Precious metal"                       Any of several metals, including gold and
                                       platinum, that have high economic value -
                                       metals that are often used to make coins
                                       or jewelry
"Pyrite"                               A yellow iron sulphide mineral -
                                       sometimes referred to as "fools gold"
"Pyroclasitic"                         Fragmented rock material formed by a
                                       volcanic explosion or ejection from a
                                       volcanic vent
"Pyrrhotite"                           A bronze colored, magnetic iron sulphide
                                       mineral
"Quartz"                               Common rock forming mineral consisting of
                                       silicon and oxygen
"Quartz envelopes"                     Quartz formed in patches or small bodies
                                       without uniform shape or orientation
                                       through out the host rocks
"Quartz flooded"                       Quartz has filled cracks within rocks and
                                       has become a large percentage of the make up of the rock

"Quartz diorite"                       quartz diorite is a medium to dark grey,
                                       medium to coarse-grained intrusive rock.
                                       It consists mainly of plagioclase
                                       feldspar, some quartz, and abundant dark
                                       minerals (roughly a third)
"Remobilized"                          Mineralization that has migrated from its
                                       original area of deposit
"Rhyolite"                             Volcanic rock (or lava) that
                                       characteristically is light in color,
                                       contains 69% silica or more, and is rich
                                       in potassium and sodium.
"Schists"                              A coarse-grained, strongly foliated
                                       metamorphic rock that develops from
                                       phyllite and splits easily into flat,
                                       parallel slabs
"Sedimentary rocks"                    Secondary rocks formed from material
                                       derived from other rocks and laid down
                                       underwater.
"Shale"                                A sedimentary rock composed of fine
                                       sediment particles - tend to be red,
                                       brown, black, or gray, and usually
                                       originate in relatively still waters
"Shear zone"                           A zone in which shearing has occurred on
                                       a large scale
"Shipped"                              Literally ore shipped from a project to a
                                       processing (extracting) plant
"Silicified"                           Rock that has a high abundance of quartz
"Sills"                                An intrusive sheet of igneous rock of
                                       roughly uniform thickness that has been
                                       forced between the bedding planes of
                                       existing rock
"Silver" or "Ag"                       A white metallic element that is ductile,
                                       very malleable and capable of a high
                                       polish. This precious metal has major
                                       industrial applications in photography,
                                       x-rays, electronics and electrical
                                       contacts, batteries, brazing alloys,
                                       catalysts, mirrors, jewelry and
                                       sterlingware
"Strike"                               The direction or bearing from true north,
                                       of a vein or rock formation measured on a
                                       horizontal surface
"Soil sampling"                        The collecting of samples of soil,
                                       usually 2 pounds per sample, from soil
                                       thought to be covering mineralized rock.
                                       The samples are submitted to a laboratory
                                       that will analyze them for mineral
                                       content
"Sphalerite"                           A zinc sulphide mineral; the most common
                                       ore mineral of zinc
"Stratigraphically"                    The location within a sequence of bedded
                                       rock or the position relative to other
                                       rock units
"Strike"                               horizontal direction that a geological
                                       body is heading, determined by the
                                       compass direction of this line, measured
                                       in degrees from true north
"Stringer"                             A very narrow vein
"Stripping"                            Exposing bedrock by clearing the loose
                                       soil and debris from a large area
"Sub drift"                            A level or working horizon in a mine
                                       between main working levels
"Sulphides"                            A compound of sulphur and other elements
"Synite"                               Usually light in colour - rock contains
                                       90% feldspar in large crystals
"Trachytes"                            light-colored, very fine-grained
                                       extrusive igneous rock that is composed
                                       chiefly of feldspar with minor amounts
                                       other minerals
"Trenching"                            The digging of long, narrow excavation
                                       through soil, or rock, to expose
                                       mineralization
"TRIM map sheet"                       BC Gov't - Terrain Resource Information
                                       Management Program that produces highly
                                       accurate topographical base maps
"Tuff"                                 Rock composed of fine volcanic ash
"Underground Development"              The excavating of adits, winzes or any
                                       other ground cavities
"USGS"                                 Unites States Geological Survey
"Vein"                                 A crack in the rock that has been filled
                                       by minerals that have traveled upwards
                                       from a deeper source

"Vent zone"                            An area where heat and material from
                                       volcanic activity has been present
"Volcanic rocks"                       Igneous rocks formed from magma that has
                                       flowed out or has been violently ejected
                                       from a volcano
"Winze"                                A secondary vertical or near-vertical
                                       opening sunk from a point inside a mine
                                       for the purpose of connecting with a
                                       lower level or of exploring the ground
                                       for a limited depth below a level
"Zinc" or "Zn"                         A white metallic element

GENERAL INFORMATION

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the South Wallace Mountain Project, consisting of 18 unit mineral claims having a total surface area of approximately 946 acres.

At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property. As noted in the History of Previous Work subsection, there are underground workings that were emplaced approximately 50-90 years ago. If they have not completely collapsed they will still not be safe to enter without proper engineering inspection.

Hydro electrical power lines that supply power to the town of Beverdeall are located approximately 300 yards west of the western claim boundary. It is however expected that the initial exploration will not be heavily dependent on electrical power but will be supported by generators.

Water required for exploration and development of the claims is available from the West Kettle River (which is located approximately 350 yards west of the property and also from Dominion Creek, located immediately east of the property.

The Phase I exploration program, which will be funded from the proceeds of this offering, will require approximately 3 weeks to complete and will consist of grid emplacement, soil sampling as well as testing the effectiveness of MMI and Biogeochemical methods. An additional 3 weeks will be required to complete analysis of samples, data compilation and interpretation, drafting and report writing. Results gained from the program will lead to a better understanding of, the location of and controls of, mineralization at known showings as at any new showings and/or anomalous areas discovered as a result of the Phase I program. We plan to commence Phase 1 of the exploration program on the claims in spring or summer of 2006, as soon as weather conditions in the area permit.

The Phase II exploration program is contingent upon the success of the Phase I program and our ability to raise additional funds to cover the costs. Mechanical trenching and diamond drilling are foreseen to be the logical next step. The minimum estimated cost of the Phase II program is $100,000 and will take approximately three months to complete, including the collection and interpretation of all exploration data. Based on previous work it appears the Property contains "vein hosted mineralization". In general we would like to have indications that the mineralization within the veins is worth at least US $100 per ton (gross metal value) to further explore/develop the claims. If a large mineralized vein system is present the project could be developed on a large scale and conversely if a smaller mineralization vein system is present then the property could be developed on a smaller scale.

In the event that a mineral body that is amiable to bulk mining (open pit) style development is located then we estimate the mineralization should be worth at least $US 10 per ton (gross metal value).

The discussions contained herein are management's estimates only. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found and the extraction process that will be required. We are also unable to assure you we will be able to raise the additional funding from the exercise of the warrants to proceed with any subsequent work on the claims if mineralization is found in Phase 1.

Based on previous work, there are three main areas of mineralization discovered within the project to date. The results of analytical results of samples collected during the previous work are helpful as they provide some indication as to the grades and location of minerals present on the claims, though there is no guarantee the previous work will result in any exploitable mineral deposits.

Our exploration work will initially investigate these areas and try to locate any extensions of mineralization at these areas. We will also try to determine if there is a relationship between the three areas and if there is further mineralization located within the area between the 3 mineralized zones.

THE THREE ZONES OF THE PROPERTY

The Scandie Zone consists of two quartz veins that contain high-grade silver with lead and zinc that have been worked intermittently since the early 1900's. A total of 344 feet of underground tunnels have been developed on this lode. A six and a half (6 1/2) foot long sample of the ore yielded 154.8 oz/Ton Silver, 24% Zinc, 10.5% Lead and 0.54% Copper.

The Dell and Dominion Zones were discovered in the early 1980's and both zones contain copper, gold and silver mineralization occurring within shear (fault) zones. Grades of 1.45 oz/Ton Gold, 11.0% Copper and 3.65 oz/Ton Silver across 4 inches of chalcopyrite and pyrite within grey quartz were obtained. Limited trenching and diamond drilling at both zones met with mixed results. The two zones are located more than 6,000 feet apart along the same or parallel shear zones. The area between the two zones is highly prospective for the discovery of additional mineralization.

During 1951 and 1960 nine (9) tons of ore was shipped from the Scandie Zone. The shipments yielded 498 oz of silver, 635 pounds of lead and 1,290 pounds of zinc. The calculated grade for these shipments is 55.3 oz/Ton Silver, 3.5% Lead and 7.2% Zinc.

ACQUISITION OF SOUTH WALLACE MOUNTAIN PROJECT

The claims are currently held in trust in the name of our president, Robert Gelfand, whom we acquired them from on April 5, 2005 for 1,600,000 common shares of our stock with a deemed value of $.005 per share or an aggregate amount of $8,000 USD. The claim was purchased by Robert Gelfand from Madman Mining Co. Ltd., an unrelated mining property vendor, on April 5, 2005 for $10,000 Canadian (approximately $8,000 USD).

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has already been granted to our president and director, Robert Gelfand, who holds the claim in trust for the Company. In order to retain title to the property exploration work in the amount CDN $1,800 must be completed and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). If work is completed, in any one year (using a year based on the staking date of the claim - in this case March 26), in a greater amount than $1,800 then the excess work can be applied towards future years exploration requirements. The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work. Alternatively the company can pay "cash in lieu" which is also $1,800 per year with a 10% filing fee.

LOCATION AND ACCESS

The South Wallace Property is located 180 miles (290 km) east of Vancouver, near Beaverdell on the eastern valley slope of the West Kettle River. The property is in the Greenwood Mining Division, and is centered at approximately 49O24'N latitude and 119o05'W longitude on NTS Map Sheet 82 E/6E and alternatively on BC TRIM map 082E035. Beaverdell lies 3 miles (5km) to the north, on Highway 33; Kelowna and the junction with Highway 97 lies some 50 miles (80km) to the north, while Rock Creek and the junction of Highways 3 and 33 is 27 miles (45km) to the south. A network of secondary roads and ATV trails access most parts of the Property. Initially exploration crews will drive to the property boundaries by pick-up truck and from there either walk or use an ATV (Quad or four-wheeler) to go through the property.

PHYSIOGRAPHY

The property is situated within the Monashee Mountains of the Southern Interior Physiographic Region, and elevations range from 3,000 feet (915m) along the western edge of the claim to 4,500 feet (1,370m) at the extreme southeastern point of the claim.

Slopes within the claim area are generally steep except for the height of land, within the southeastern area of the property, where gently rounded hilltops are present. Vegetation consists mainly of fir, larch and pine, much of it mature second growth. Some of the area has been recently logged. There is relatively little underbrush, and open grassy areas are not uncommon.

The outcrop of the underlying rock units is fairly good throughout the project. It is estimated that approximately 30% of the project contains good rock exposure (they are exposed at the surface) making it easier to identify them and any mineralized zone they may contain. The other 70% of the project is covered by a layer of soil and loose rock/gravel of varying thickness, which makes it harder to locate mineralized zones. We will use geochemical samples (detects minerals that leach/leak from underlying rocks) and then trench or drill through the covering dirt to test the zones.

The climate features warm summers and mild winters. The West Kettle Valley is fairly dry in the summers, although not as dry as the Okanagan valley to the west. Average yearly precipitation is 20 inches (50cm). A snow pack of 3-5 feet (1-1.5m) begins to accumulate in November and lingers in places into May. The recommended field season for initial phases of exploration is from early May to late November. Drilling and underground development can be carried out on a year-round basis with the aid of a bulldozer to keep access roads snow-free.

                       [MAP SHOWING THE PROPERTY LOCATION]

                   [CLAIM AND TOPOGRAPHY MAP OF THE LOCATION]

HISTORY OF PREVIOUS WORK

Previous work completed within the current claim boundaries is helpful, as it has already found three areas that contain mineralization. The results of analytical results of samples collected during the previous work are also helpful as they provide some indication as to the grades and location of minerals present on the claims, though there is no guarantee the previous work will result in any exploitable mineral deposits.

Our exploration work will initially investigate these areas and try to locate any extensions of mineralization at these areas. We will also try to determine if there is a relationship between the three areas and if there is further mineralization located within the area between the 3 mineralized zones.

The South Wallace Mountain Project is located within the southern area of the historic Beaverdell Mining Camp. Exploration in the camp dates to the late 1880's, with the discovery of silver on Wallace Mountain in 1897, and production of silver from as early as 1901. The Highland Bell Mine silver mine was in continuous production for 76 years (1913 to 1989). At closure in 1989, the mine had produced a total of over 46 million ounces of Silver, 12,500 tons of Lead and 15,000 tons of Zinc as well as minor amounts of Cd, Cu and Au.

The first documented exploration of the project area is in 1916, when the owner of the Scandie claim leased it to a mining company which started development of the silver, lead ore occurring at the zone.

In 1917, underground development consisting of a 40-foot tunnel, a 10-foot winze and numerous trenches, open-cuts and stripping were also completed.

In 1918 an additional 89 feet of underground development and more surface trenching was completed.

No further records are found until 1951 when 3.5 tons of ore was shipped by a local miner, Mr. D. Hood.

In 1960, Silver Scandie Mines Ltd., held the ground and another 5.5 tons of ore was shipped. The upper adit was driven an additional 88 feet. A new lower adit was also driven 154 feet.

In 1982 - 1983 Canstat Petroleum Resources Corp. completed limited soil geochemical sampling, trenching and shallow diamond drilling and discovered the mineralization at the Dell and Dominion Zones.

There is no record of further activity within the project area from 1983 to present.

It is presumed that the underground tunnels are collapsed and inaccessible, at the very least they would be unsafe to enter without proper inspection/repair. The trenches completed in the early part of the 1900's will be sloughed and would require digging out. The trenches completed during the 1980s would also be sloughed, although to a lesser extent, and would also require digging out to resample and map.

REGIONAL GEOLOGY

The area is within the Omineca Crystalline Belt; a NW trending belt dominated by plutonic and high-grade metamorphic rocks.

The Beaverdell area is underlain principally by middle Jurassic Nelson plutonics. The lithologies are dominantly quartz diorite, monzonite and granodiorite. Quartz may range from trace to 20% by volume.

Both potassic and plagioclase feldspars are present, while mafic minerals include hornblende and biotite in varying amounts. Feldspar and/or amphibole may occur as coarse-grained crystals, but the rock is generally equigranular and moderately foliated. In the Beaverdell area this foliation generally trends E-W to SSE-NNW.

The Nelson Plutonics intrude greenstones, amphibolites, mafic schists, meta-wackes and lesser limestone of the Carboniferous and older Anarchist Group (a name given by the Geological Survey of Canada to a group of rocks in the Beverdell area). This sedimentary and volcanic package occurs as isolated rafts or roof pendants surrounded by the younger intrusive.

The Valhalla intrusions (granite and granodiorite) of Jurassic-Cretaceous age are distinguished from the Nelson Plutonics by their porphyritic nature and general lack of foliation. The contacts between the units are locally gradational, although clearly crosscutting relationships have been observed as well. The regional-scale Okanagan Batholith surrounds the Nelson plutonics in the Beaverdell area and is considered to be equivalent in age to the Valhalla intrusives.

The Coryell Group are Eocene porphyritic felsic intrusions that occur throughout south central B.C. They include the Beaverdell Stock that outcrops on the West Kettle River valley bottom just south of the Beaverdell town site, as well as numerous plugs and dykes on Cranberry Ridge. The Coryell syenites are likely coeval with the Eocene Marron Group of felsic to intermediate volcanic rocks. These trachytes, andesites and lesser tuff and shale interbeds outcrop in erosional remnants on the property and in fault bounded outliers throughout the Okanagan region.

                [REGIONAL GEOLOGY MAP SHOWING THE PROJECT AREA]

PROPERTY GEOLOGY AND MINERALIZATION

The South Wallace Mountain Project is underlain by West Kettle granodiorite. A body of Permian age metamorphosed volcanic rocks is located immediately to the east of the project. The granodiorite, near the contact with the volcanic rocks, is altered. Some hornfels and younger hornblende porphyry dykes occur within the project. The relationship between the altered granodiorite and the porphyry dykes to the mineralization is unknown at this time.

Generally east to west trending, quartz filled, faults/shear zones cut the underlying rocks. All of the mineralization discovered to date occurs either within, or immediately adjacent to, these fault/shear zones.

SCANDIE ZONE

The Scandie Zone is located within the northeastern quadrant of the project on the western valley wall of Dominion Creek. The showing is centered approximately 6,500 feet due east from the Dell Zone and approximately 3,500 feet north of the Dominion Zone at an elevation of 4,300 feet.

Two sets of mineralized quartz veins have been discovered in this area, one strikes 270o and dips 60 to 70 degrees north, and the second set strikes 100o and dips 70o south. Both occupy a locally silicified east-trending shear zone. An alteration halo consisting of chlorite, clay minerals and epidote extends up to 10 inches on either side of the veins. The veins themselves are generally 1 to 2 feet in width, although locally can be as wide as 6 feet.

Two adits follow the mineralization; the upper adit is 190 feet in length and the lower adit is 154 feet in length. Historic records indicate that 9 tons of ore was shipped from the property.

In 1982 a trench uncovered mineralization consists of galena, sphalerite, pyrite and chalcopyrite and occurs within quartz veins. A six and a half (6 1/2) foot long sample of this material yielded 154.8 oz/Ton Silver, 24% Zinc, 10.5% Lead and 0.54% Copper.

The 9 tons of ore shipped in 1951 and 1960 yielded 498 oz of silver, 635 pounds of lead and 1,290 pounds of zinc. The calculated grade for these shipments is
55.3 oz/Ton Silver, 3.5% Lead and 7.2% Zinc.

DELL ZONE

The Dell Zone is located within the northwestern quadrant of the project.

During 1982 and 1983, five trenches were dug to investigate the source of a copper in soil geochemical anomaly discovered the previous year. The trenches uncovered gold, copper and silver mineralization occurring within an east-trending shear (fault) zone cutting a unit of altered granite. Copper staining, pyrite and chalcopyrite were present in both the veins and the wall rock.

The trenching uncovered an area approximately 35 feet long and 20 feet wide that contained strong mineralization. Sample values of the area include, 1.45 oz/Ton Gold, 11.0% Copper and 3.65 oz/Ton Silver across 4 inches of chalcopyrite and pyrite in grey quartz collected in "Trench 5".

In 1983 five shallow diamond drill holes were competed to test a portion of the zone. The best drill intersection from this program was obtained from under Trench 5. This returned 0.12 oz/Ton Gold, 0.52% Copper and 0.32 oz/Ton Silver across an eight (8) inch interval.

It is apparent that samples were only collected over narrow widths across the most mineralized vein material. Longer sample intervals should be considered to investigate the potential for a wide/larger mineralized target.

DOMINION ZONE

The showing is located in the southeastern corner of the project at an elevation of 4,000 feet, on the crest of an un-named ridge overlooking the Dominion Creek valley.

Copper staining, occurring within narrow quartz filled shear zones was discovered in the early 1980's within this area. Subsequently, two trenches and three shallow diamond-drill holes were completed to test the shear zone thought to be controlling the mineralization.

Although trench samples were encouraging, returning anomalous values of silver, the drilling failed to return any economic grades.

COMPETITION

The mining industry is highly fragmented. We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the Claims. Readily available commodities markets exist in Canada and around the world for the sale of gold and other minerals. Therefore, we will likely be able to sell any gold or other minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. We have not yet attempted to locate or negotiate with any suppliers of products, equipment or services and will not do so until funds are received from this offering. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

The initial steps of exploration can be carried out without permitting or notification to any government body as it is deemed "low-disturbance/low-impact" by the British Columbia Department of Energy Mines and Petroleum Resources
(BCDM).

With respect to the mechanized trenching or diamond drilling - a plan of operation will need to be filed with the BCDM. This plan will detail the extent, location and amount of surface disturbance for the trenching and/or drilling. As the amount of trenching and drilling (initially) will be limited the permit should be issued within 30 days. We will be required to obtain a refundable bond in the amount of $2,000 - $5,000 (depending on the anticipated amount of disturbance). The bond is to ensure that we reclaim or repair the disturbance caused by the trenching and drilling. Usually this reclaiming work entails filling in and smoothing the surface at trenching sites, clean up and removal of any work material, and seeding native grass/plants at the sites of any disturbance.

In the event that trees larger than 6 inches in diameter need to be cut down, a permit will need to be obtained from the BC Ministry of Forests. This usually takes less than 30 days to obtain. We will try to adjust the areas we work at and trench around larger trees (initially) to avoid any disturbance to larger trees. If the disturbance to larger trees is unavoidable then a permit to cut will be obtained.

There are nominal costs involved in obtaining the BCDM or Forestry permits (less than $100.00). The bond required by the BCDM is returned (with interest) upon proper clean up of the site. There will be costs for the crew/equipment required to fill in the trenches etc., but as heavy equipment is available locally, and the amount of disturbance is expected to be minimal, the costs will be most likely be less than $2,000. (1 day - equip/crew)

In order to retain title to the property, exploration work in the amount CDN $1,800 must be completed and filed with the BCDM. If work is completed, in any one year (using a year based on the staking date of the claim - in this case March 26), in a greater amount than $1,800 then the excess work can be applied towards future years' exploration requirements. The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work. Alternatively the company can pay "cash in lieu" which is also $1,800 per year with a 10% filing fee.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for its products or services.


RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception. The geology report and history of the claims were included in the $8,000 payment for the claims and not itemized as a separate cost.


NUMBER OF EMPLOYEES

Our only employee is our officer who currently devotes 5-7 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company.

REPORTS TO SECURITIES HOLDERS

We provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10-KSB annually and Form 10-QSB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Wallace Mountain's current cash balance is $771. Until approximately October of 2005, we believe our small cash balance is sufficient to fund limited levels of operations. If we experience a shortage of funds prior to funding we may utilize funds from our director who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders, however our director has no formal commitment, arrangement or legal obligation to advance or loan funds to Wallace Mountain. In order to achieve our business plan goals, we will need the funding from this offering. We are an exploration stage company and have generated no revenue to date. We have sold $5,000 in equity securities to pay for our minimum level of operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claims containing little or no economic mineralization or reserves of gold and other minerals. We have not engaged the services of a professional geologist or mining engineer to examine our mineral claims, and we will not do so until this offering is completed, of which there is no guarantee. There is the possibility that the South Wallace Mountain Project claims do not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying any mineral deposits we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve. We are unable to assure you we will be able to raise the additional funds necessary through the exercise of the warrants to implement any future exploration or extraction program even if mineralization is found.

Based on previous work, there are three main areas of mineralization discovered within the project to date. The results of analytical results of samples collected during the previous work are helpful as they provide some indication as to the grades and location of minerals present on the claims, though there is no guarantee the previous work will result in any exploitable mineral deposits. Our exploration work will initially investigate these areas and try to locate any extensions of mineralization at these areas. We will also try to determine if there is a relationship between the three areas and if there is further mineralization located within the area between the 3 mineralized zones.


Our plan of operation for the twelve months following the date of this prospectus is to complete the first phase of exploration programs on the South Wallace Mountain Project claims consisting of re-sampling of old workings, geologic mapping, analytical and test surveys. In addition to the $24,000 we anticipate spending for Phase I of the exploration program as outlined below, we anticipate spending an additional $16,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be $40,000, which is the amount to be raised in this offering. We will require the funds from this offering to proceed.


PHASE I

The Phase I program will require approximately 3 weeks to complete and will consist of grid emplacement, soil sampling as well as testing the effectiveness of MMI and Biogeochemical methods. An additional 3 weeks will be required to complete analysis of samples, data compilation and interpretation, drafting and report writing. Results gained from the program will lead to a better understanding of, the location of and controls of, mineralization at known showings as at any new showings and/or anomalous areas discovered as a result of the Phase I program.

PERSONNEL:
  Senior Geologist                3 days @ $325.00                                               $   975.00
  Project Geologists              15 days @ $225.00 ea                                             6,750.00
  Prospector & Field Assistant    15 days @ $160.00 ea                                             4,800.00

FIELD COSTS:
  Field Camp and Supplies         30 man/days @ $40.00/m/d
                                  (including camp rental, GPS rental, food, prospecting
                                  and sampling equipment, first aid and chain saw)                 1,200.00
  Field Communications            Long Distance charges Motorola 2 way field radios                  300.00
  Survey Consumables              Sample bags, survey flagging, pickets etc.                         775.00

TRANSPORTATION:
  Truck Rental                    20 days $80.00                                                   1,600.00
    Mob/de-mob                    Vancouver - Beaverdell return (fuel/meals/motel & truck
                                  mileage charges)                                                   400.00

ANALYTICAL:
  Soil Samples                    200 samples @ $9.50/sample (Au + 32 element ICP)                 1,900.00
  MMI / Bio Geochemical           10 samples                                                     $   300.00

OFFICE & ENGINEERING:
   Report Writing                 based on results of Phase I exploration program                  1,600.00
                                  (including field base map and all final maps detailing
                                  geological mapping, sample locations and results,
                                  location of old workings and compilation of results
   Drafting/Cartography           from previous work on property)                                  1,200.00

OVERHEAD & CONTINGENCY                                                                             2,200.00
                                                                                                 ----------

TOTAL ESTIMATE COST OF THE PHASE I EXPLORATION PROGRAM                                           $24,000.00
                                                                                                 ==========

PHASE II:

The Phase II exploration program is contingent on the success of the Phase I program. Mechanical trenching and diamond drilling are foreseen to be the logical next step. The minimum estimated cost of the Phase II program is $100,000.

The above program costs are management's estimates only and the actual project costs may exceed our estimates. To date, we have not commenced exploration on the South Wallace Mountain Project claims.

We plan to commence the phase one exploration program on the claims in spring or summer of 2006, as soon as weather conditions in the area permit. The program should take approximately up to a one month to complete. Following the phase one exploration, we intend to complete a drilling program on the claims. The estimated cost of this program is $80,000 and will take approximately three months to complete, including the collection and interpretation of all exploration data.


Subject to financing, we anticipate commencing the drill program in late summer early autumn of 2006. Follow up drilling would occur in the spring of 2007. While weather may occasionally prevent us from accessing the South Wallace Mountain Project claims in winter months, we do not expect conditions to impact our plan of operation, as we have scheduled our exploration programs during the spring, summer and autumn. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our planned exploration programs. We will require additional funding from the exercise of the warrants to proceed with any subsequent recommended drilling work on the claims. We cannot provide investors with any assurance that we will be able to raise sufficient funding from the exercise of the warrants to fund any work after the first phase of the exploration program.


OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to the price and cost increases in services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We are seeking funding from this offering to provide the capital required for the first phase of our exploration program. We believe that the funds from this offering will allow us to operate for one year.

We have no assurance that future financing from the sale of the warrants will materialize. If that financing is not available to us for the second phase of our exploration program we may be unable to continue or expand our operations. The equity financing could result in additional dilution to existing shareholders.

LIQUIDITY AND CAPITAL RESOURCES

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise sell all the units required. If we are successful any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. If the first phase of our exploration program is successful in identifying mineralized materials we will attempt to raise the necessary funding by the shareholders exercising the warrants held by them. If we do not raise the funds necessary to proceed from the warrants, we may consider alternative sources of funding such as a second public offering, a private placement of our securities or loans from our director or others.

Our director has agreed to advance funds as needed until the public offering is completed or failed and has agreed to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon the second phase of our exploration program. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

The one property in the Company's portfolio, on which the net proceeds of the offering will be spent, is the South Wallace Mountain Project, consisting of 18 unit mineral claims having a total surface area of approximately 946 acres. At the current time the property is without known reserves and the proposed program is exploratory in nature. We have not carried out any exploration work on the claim and have incurred no exploration costs.

We received our initial funding of $5,000 through the sale of common stock to our officer and director who purchased 1,000,000 shares of our common stock at $0.005 per share on March 30, 2005. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 30, 2005) through the year ended March 31, 2005 and the three months ended June 30, 2005 report no revenues and a net loss of $12,229.

CRITICAL ACCOUNTING POLICIES

USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from March 30, 2005 (Date of Inception) through June 30, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive. See Note 7 Subsequent Events.

REVENUE RECOGNITION - The Company has no revenues to date from its operations.

STOCK-BASED COMPENSATION - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period ended June 30, 2005:

                                                                        2005
                                                                     ----------
     Net loss, as reported                                           $  (12,229)
     Add: Stock-based employee compensation expense
          included in reported loss, net of related tax effects              --
     Deduct: Total stock-based employee compensation
             expense determined under fair value based methods
             for all awards, net of related tax effects                      --
                                                                     ----------

          Pro forma net loss                                        $   (12,229)
                                                                     ==========
     Net loss per common share:
       Basic and fully diluted loss per share, as reported           $    (0.00)
                                                                     ==========
       Basic and fully diluted loss per share, pro forma             $    (0.00)
                                                                     ==========

There were no stock options granted for the period ended June 30, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock as of June 30, 2005. See
Note 7 Subsequent Events.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

NEW ACCOUNTING PRONOUNCEMENTS - In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 "effective for nonmonetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections
- a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

                             DESCRIPTION OF PROPERTY

The Company currently uses the space at the premises of the sole officer and director of the Company, Robert Gelfand, on a rent free basis. The premises are located at #29B Ebony Tower, President Park, 99 Sukhumvit 24 Road, Bangkok 10110 Thailand. The facilities include an answering machine, a fax machine, computer and office equipment, as well as access to onsite meeting room facilities. The Company intends to use these facilities for the time being until it feels it has outgrown them. We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Gelfand, the officer and director of the corporation. The costs associated with the use of the telephone and mailing address were deemed to be immaterial as the telephone and mailing address were almost exclusively used by him for other business purposes.

Robert Gelfand, the sole officer and director will not be paid for any underwriting services that he performs on our behalf with respect to this SB-2 offering. He will also not receive any interest on any funds that he advances to us for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

On March 30, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for organizational services and expenses, proprietary rights, business plans, and cash in the amount of $5,000 U.S., or $.005 per share. On April 5, 2005, a total of 1,600,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 U.S., or $.005 per share. All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by officers and directors of the Company. (See "Principal Stockholders".)

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Wallace Mountain plans to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Wallace Mountain nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus Wallace Mountain had one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;
     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;
     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;
     - contains a toll-free telephone number for inquiries on disciplinary actions;
     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that they he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

TRANSFER AGENT

The stock transfer agent for our securities is Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone (480)481-3940.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of only Mr. Gelfand.

                           Summary Compensation Table

                                                Other
Name &                                          Annual       Restricted                           All Other
Principal                                       Compen-        Stock        Options       LTIP      Compen-
Position         Year    Salary($)   Bonus($)   sation($)    Award(s)($)     SARs(#)   Payouts($)  sation($)
--------         ----    ---------   --------   ---------    -----------     -------   ----------  ---------
R. Gelfand       2005       -0-        -0-         -0-           -0-           -0-         -0-         -0-
President

There are no current employment agreements between the company and its executive officer.

On March 30, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for cash in the amount of $5,000 U.S., or $.005 per share. On April 5, 2005, a total of 1,600,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 U.S., or $.005 per share.

The terms of these stock issuances were as fair to the company, in Mr. Gelfand's opinion as the sole officer and director, as could have been made with an unaffiliated third party. In making this determination he relied upon the fact that the 1,000,000 shares were valued and purchased for $5,000 in cash and the 1,600,000 shares issued for the $8,000 valuation of the Warranty Deed was the actual amount he had paid for the mining claim to Madman Mining, an unaffiliated third party.

The officer currently devotes an immaterial amount of time to manage the affairs of the company, approximately 5-7 hours per week. The director and principal officer has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, nor what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The audited financial statements of Wallace Mountain Resources Corp. for the year ended March 31, 2005, and related notes, and the reviewed financial statements for the three months ended June 30, 2005, and related notes, which are included in this offering have been examined by Franklin Griffith and Associates, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS AND FINANCIAL DISCLOSURE

None.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Wallace Mountain Resources Corp.
(An Exploration Stage Company)
Las Vegas, Nevada

We have audited the accompanying balance sheet of Wallace Mountain Resources Corp. (An Exploration Stage Company) as of March 31, 2005, and the related statements of operations, stockholders' equity, and cash flows for the period ended March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wallace Mountain Resources Corp. (An Exploration Stage Company) as of March 31, 2005, and the results of its activities and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Franklin Griffith & Associates
----------------------------------------
Franklin Griffith & Associates
April 10, 2005
Las Vegas, Nevada

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                                 BALANCE SHEET


                                                                     (Audited)
                                                                       As of
                                                                  March 31, 2005
                                                                  --------------
                                     ASSETS
Current assets
  Cash                                                               $  5,000
  Prepaid expenses                                                         --
                                                                     --------
      Total current assets                                              5,000
                                                                     --------

                                                                     $  5,000
                                                                     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                   $     --
                                                                     --------
      Total current liabilities                                            --
                                                                     --------

      Total liabilities                                                    --

Stockholders'equity
  Common stock; $.001 par value; 75,000,000 shares
   authorized, 1,000,000 shares issued and outstanding                  1,000
  Additional paid-in capital                                            4,000
  Accumulated deficit                                                      --
      Total stockholders' equity                                        5,000
                                                                     --------

      Total liabilities and stockholders' equity                     $  5,000
                                                                     ========

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                            STATEMENT OF OPERATIONS


                                                                 (Audited)
                                                                Period from
                                                               March 30, 2005
                                                            (Date of inception)
                                                                  through
                                                               March 31, 2005
                                                               --------------

Revenue                                                          $       --

Operating expenses
  General and administrative                                             --
                                                                 ----------

      Total operating expenses                                           --
                                                                 ----------

Loss from operations                                                     --

Other income (expenses):
  Other expense                                                          --
  Interest expense                                                       --
                                                                 ----------
      Total other income (expenses)                                      --
                                                                 ----------

Loss before provision for income taxes                                   --
Provision for income taxes                                               --
                                                                 ----------

Net loss                                                         $       --
                                                                 ----------

Basic and diluted loss per common share                          $       --
                                                                 ==========
Basic and diluted weighted average
 common shares outstanding                                        1,000,000
                                                                 ==========

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                            STATEMENT OF CASH FLOWS


                                                                 (Audited)
                                                                Period from
                                                               March 30, 2005
                                                            (Date of inception)
                                                                  through
                                                               March 31, 2005
                                                               --------------
Cash flows from operating activities:
  Net loss                                                        $     --
  Adjustments to reconcile net loss to
  Changes in operating assets and liabilities:
    Change in prepaid expenses                                          --
                                                                  --------
         Net cash used by operating activities                          --

Cash flows from investing activities:
  Purchase of property and equipment                                    --
                                                                  --------
         Net cash used by investing activities                          --

Cash flows from financing activities:
  Proceeds from issuance of common stock                             5,000
                                                                  --------
         Net cash provided by financing activities                   5,000
                                                                  --------

Net increase in cash                                                 5,000

Cash, beginning of period                                               --
                                                                  --------

Cash, end of period                                               $  5,000
                                                                  ========
Supplementary cash flow information:
  Cash payments for income taxes                                  $     --
                                                                  ========
  Cash payments for interest                                      $     --
                                                                  ========

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                       Common Stock          Additional                     Total
                                   ---------------------      Paid-in     Accumulated    Stockholders'
                                   Shares         Amount      Capital       Deficit         Equity
                                   ------         ------      -------       -------         ------
Balance at March 30, 2005
 (Date of inception)                    --        $   --      $   --         $  --          $   --

Common Stock Issued for Cash     1,000,000         1,000       4,000            --           5,000

Net loss                                --            --          --            --              --
                                 ---------        ------      ------         -----          ------

Balance, March 31, 2005          1,000,000        $1,000      $4,000         $  --          $5,000
                                 =========        ======      ======         =====          ======

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1.   DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

     DESCRIPTION OF BUSINESS AND HISTORY - Wallace Mountain Resources Corp., a Nevada corporation, (hereinafter referred to as the "Company" or "Wallace Mountain") was incorporated in the State of Nevada on March 30, 2005. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. The Company has not yet acquired any mineral claims. See Note 8 Subsequent Events.

     The  Company  operations  have  been  limited  to  general   administrative
     operations and is considered a (An Exploration Stage Company) company in accordance with Statement of Financial Accounting Standards No. 7.

     MANAGEMENT OF COMPANY - The company filed its articles of incorporation with the Nevada Secretary of State on March 30, 2005, indicating Sandra L. Miller on behalf of Resident Agents of Nevada , Inc. as the sole incorporator. The list of officers filed with the Nevada Secretary of State on April 1, 2005 indicate Robert Gelfand as the President, Secretary, and Treasurer.

     GOING CONCERN - The Company incurred net losses of approximately $0 from the period of March 30, 2005 (Date of Inception) through March 31, 2005 and has commenced limited operations, rather, still in the exploration stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

     The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

     YEAR END - The Company's year end is March 31.

     USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT AND RENTAL PROPERTIES - Property and equipment and rental properties are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which are generally 3 to 27 years. The amounts of depreciation provided are sufficient to charge the cost of the related assets to operations over their estimated useful lives. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable property, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income.

     The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

     INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

     Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

     NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from March 30, 2005 (Date of Inception) through March 31, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

     REVENUE RECOGNITION - The Company has no revenues to date from its operations.

     LEGAL PROCEDURES - The Company is not aware of, nor is it involved in any pending legal proceedings.

     STOCK-BASED COMPENSATION - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and
     Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

     The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the year ended March 31, 2005:

     Net loss, as reported                                              $   --
     Add:  Stock-based employee compensation expense
           included in reported loss, net of related tax effects            --
     Deduct: Total stock-based employee compensation
             expense determined under fair value based methods
             for all awards, net of related tax effects                     --

     Pro forma net loss                                                 $   --

     Net loss per common share:
       Basic and fully diluted loss per share, as reported              $(0.00)
       Basic and fully diluted loss per share, pro forma                $(0.00)

     There were no stock options granted for the period ended March 31, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock.

     In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

     NEW ACCOUNTING PRONOUNCEMENTS -

     In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

     In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

     In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

2.   PROPERTY AND EQUIPMENT

     As of March 31, 2005, the Company does not own any property and/or equipment.

3.   STOCKHOLDER'S EQUITY

     The Company has 75,000,000 shares authorized and 1,000,000 issued and outstanding as of March 31, 2005. The issued and outstanding shares were issued as follows:

     1,000,000 common shares were issued to Robert Gelfand on March 30, 2005 in exchange for cash in the amount of $5,000 U.S.

4.   LOAN FROM STOCKHOLDER

     As of March 31, 2005, there are no loans to the Company from any stockholders.

5.   RELATED PARTY TRANSACTIONS

     As of March 31, 2005, there are no related party transactions between the Company and any officers, other than those mentioned above and in Note 3 - Stockholder's Equity.

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


6.   STOCK OPTIONS

     As of March 31, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

7.   LITIGATION

     As of March 31, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.

8.   SUBSEQUENT EVENTS

     On April 5, 2005, Robert Gelfand transferred mining claims to the Company at his cost of $8,000. 1,600,000 shares of the Company's common stock were issued in exchange for the mining claims.

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATION STAGE COMPANY)
                                 BALANCE SHEET

                                                                  Unaudited              Audited
                                                                    As of                 As of
                                                                June 30, 2005         March 31, 2005
                                                                -------------         --------------
                                     ASSETS
Current assets
  Cash                                                             $    771             $  5,000
  Prepaid expenses                                                       --                   --
                                                                   --------             --------
      Total current assets                                              771                5,000

Mining Claims                                                            --                   --
                                                                   --------             --------

Total Assets                                                       $    771             $  5,000
                                                                   ========             ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                 $     --             $     --
                                                                   --------             --------
      Total current liabilities                                          --                   --
                                                                   --------             --------

      Total liabilities                                                  --                   --

Stockholders' equity
  Common stock; $.001 par value; 75,000,000 shares
   authorized, 2,600,000 and 1,000,000 shares issued and
   outstanding as of June 30 and March 30, 2005, respectively         2,600                1,000
  Additional paid-in capital                                         10,400                4,000
  Accumulated deficit                                               (12,229)                  --
                                                                   --------             --------
      Total stockholders' equity                                        771                5,000
                                                                   --------             --------

      Total liabilities and stockholders' equity                   $    771             $  5,000
                                                                   ========             ========

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATION STAGE COMPANY)
                            STATEMENT OF OPERATIONS

                                                                Period from
                                                               March 30, 2005
                                          April 1, 2005      (Date of inception)
                                             through              through
                                          June 30, 2005        June 30, 2005
                                          -------------        -------------

Revenue                                    $        --          $        --

Operating expenses:
  Professional fees                              2,350                2,350
  General and administrative                     9,879                9,879
                                           -----------          -----------

      Total operating expenses                  12,229               12,229
                                           -----------          -----------

Loss from operations                           (12,229)             (12,229)

Other income (expenses):
  Other expense                                     --                   --
  Interest expense                                  --                   --
                                           -----------          -----------
      Total other income (expenses)                 --                   --
                                           -----------          -----------

Loss before provision for income taxes         (12,229)             (12,229)
Provision for income taxes                          --                   --
                                           -----------          -----------

Net loss                                   $   (12,229)         $   (12,229)
                                           -----------          -----------

Basic and diluted loss per common share    $     (0.00)         $     (0.00)
                                           ===========          ===========
Basic and diluted weighted average
 common shares outstanding                   2,528,889            2,495,652
                                           ===========          ===========

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATION STAGE COMPANY)
                            STATEMENT OF CASH FLOWS

                                                                                   Period from
                                                                                  March 30, 2005
                                                            April 1, 2005      (Date of inception)
                                                               through               through
                                                            June 30, 2005         June 30, 2005
                                                            -------------         -------------
Cash flows from operating activities:
  Net loss                                                    $(12,229)             $(12,229)
  Adjustments to reconcile net loss to changes
   in operating assets and liabilities:
     Stock issued for mining claims                              8,000                 8,000
     Change in prepaid expenses                                     --                    --
                                                              --------              --------
        Net cash used by operating activities                   (4,229)               (4,229)

Cash flows from investing activities:
  Purchase of property and equipment                                --                    --
                                                              --------              --------
        Net cash used by investing activities                       --                    --

Cash flows from financing activities:
  Proceeds from issuance of common stock                            --                 5,000
                                                              --------              --------
        Net cash provided by financing activities                   --                 5,000
                                                              --------              --------

Net increase in cash                                            (4,229)                  771

Cash, beginning of period                                        5,000                    --
                                                              --------              --------

Cash, end of period                                           $    771              $    771
                                                              ========              ========

Supplementary cash flow information:
  Cash payments for income taxes                              $     --              $     --
                                                              ========              ========
  Cash payments for interest                                  $     --              $     --
                                                              ========              ========

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATORY STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY

                                                        Common Stock      Additional                      Total
                                                  --------------------      Paid-in     Accumulated   Stockholders'
                                                  Shares        Amount      Capital       Deficit        Equity
                                                  ------        ------      -------       -------        ------
Balance at March 30, 2005 (Date of inception)          --     $      --    $      --     $      --      $      --

Common Stock Issued for Cash                    1,000,000         1,000        4,000            --          5,000

Net loss                                               --            --           --            --             --
                                                ---------     ---------    ---------     ---------      ---------

Balance, March 31, 2005                         1,000,000     $   1,000    $   4,000     $      --      $   5,000
                                                =========     =========    =========     =========      =========

Common Stock Issued for Mining Claims           1,600,000         1,600        6,400            --          8,000

Net loss                                               --            --           --       (12,229)       (12,229)
                                                ---------     ---------    ---------     ---------      ---------

Balance, June 30, 2005                          2,600,000     $   2,600    $  10,400     $ (12,229)     $     771
                                                =========     =========    =========     =========      =========

                 See Accompanying Notes to Financial Statements

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATION STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

   DESCRIPTION OF BUSINESS AND HISTORY - Wallace Mountain Resources Corp., a Nevada corporation, (hereinafter referred to as the "Company" or "Wallace Mountain") was incorporated in the State of Nevada on March 30, 2005. The Company was formed to engage in the acquisition, exploration and development of natural resource properties of merit. The Company acquired mineral claims during the quarter ended June 30, 2005 for $8,000 worth of stock, see Note 3 Stockholder's Equity.

   The Company operations have been limited to general administrative operations and is considered a (An Exploration Stage Company) company in accordance with Statement of Financial Accounting Standards No. 7.

   MANAGEMENT OF COMPANY - The company filed its articles of incorporation with the Nevada Secretary of State on March 30, 2005, indicating Sandra L. Miller on behalf of Resident Agents of Nevada , Inc. as the sole incorporator. The list of officers filed with the Nevada Secretary of State on April 1, 2005 indicate Robert Gelfand as the President, Secretary, and Treasurer.

   GOING CONCERN - The Company incurred net losses of approximately $12,229 from the period of March 30, 2005 (Date of Inception) through June 30, 2005 and has commenced limited operations, rather, still in the exploration stages, raising substantial doubt about the Company's ability to continue as a going concern. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

   The ability of the Company to continue as a going concern is dependent on additional sources of capital and the success of the Company's plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

   YEAR END - The Company's year end is March 31.

   USE OF ESTIMATES - The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   INCOME TAXES - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

   Management feels the Company will have a net operating loss carryover to be used for future years. The Company has not established a valuation allowance for the full tax benefit of the operating loss carryovers due to the uncertainty regarding realization.

   NET LOSS PER COMMON SHARE - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is antidilutive. For the period from March 30, 2005 (Date of Inception) through June 30, 2005, no options and warrants were excluded from the computation of diluted earnings per share because their effect would be antidilutive. See Note 7 Subsequent Events.

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATION STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   REVENUE RECOGNITION - The Company has no revenues to date from its operations.

   LEGAL PROCEDURES - The Company is not aware of, nor is it involved in any pending legal proceedings.

   STOCK-BASED COMPENSATION - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

   The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation for the period ended June 30, 2005:

                                                                       2005
                                                                    ----------
     Net loss, as reported                                          $  (12,229)
     Add: Stock-based employee compensation expense
          included in reported loss, net of related tax effects             --
     Deduct: Total stock-based employee compensation
             expense determined under fair value based methods
             for all awards, net of related tax effects                     --
                                                                    ----------

          Pro forma net loss                                        $  (12,229)
                                                                    ==========

     Net loss per common share:
       Basic and fully diluted loss per share, as reported          $    (0.00)
                                                                    ==========
       Basic and fully diluted loss per share, pro forma            $    (0.00)
                                                                    ==========

   There were no stock options granted for the period ended June 30, 2005. There are additionally no written or verbal agreements related to the sale of any stock, option or warrants of the Company's common stock as of June 30, 2005. See Note 7 Subsequent Events.

   In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

   NEW ACCOUNTING PRONOUNCEMENTS -

   In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

   In November 2004, the FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handing costs, and spoilage. This

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATION STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


   statement requires that those items be recognized as current period charges regardless of whether they meet the criterion of "so abnormal" which was the criterion specified in ARB No. 43. In addition, this Statement requires that allocation of fixed production overheads to the cost of production be based on normal capacity of the production facilities. This pronouncement is effective for the Company beginning October 1, 2005. The Company has not yet assessed the impact on adopting this new standard.

   In December 2004, the FASB issued SFAS No. 123 (revised 2004). Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123(R) supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends SFAS No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new standard will be effective for the Company in the first interim or annual reporting period beginning after December 15, 2005. The Company expects the adoption of this standard will have a material impact on its financial statements.

   In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29 "effective for nonmonetary asset exchanges occurring in the fiscal year beginning January 1, 2006. SFAS No. 153 requires that exchanges of productive assets be accounted for at fair value unless fair value cannot be reasonably determined or the transaction lacks commercial substance. SFAS No. 153 is not expected to have a material effect on the company's Consolidated Financial Statements.

   In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

2. PROPERTY AND EQUIPMENT

   As of June 30, 2005, the Company does not own any property and/or equipment.

3. STOCKHOLDER'S EQUITY

   The Company has 75,000,000 shares authorized and 1,000,000 issued and outstanding as of June 30, 2005. The issued and outstanding shares were issued as follows:

   1,000,000 common shares were issued to Robert Gelfand on March 30, 2005 in exchange for cash in the amount of $5,000 U.S.

   1,600,000 common shares were issued to Robert Gelfand on April 5, 2005 in exchange for mining claims transferred to the Company at his cost of $8,000 U.S.

4. RELATED PARTY TRANSACTIONS

   Robert Gelfand, the sole officer and director will not be paid for any underwriting services that he performs on behalf of the Company with respect to the Company's upcoming SB-2 offering. He will also not receive any interest on any funds that he advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

   As of June 30, 2005, there are no other related party transactions between the Company and any officers, other than those mentioned above and in Note 3
   - Stockholder's Equity.

                        WALLACE MOUNTAIN RESOURCES CORP.
                         (AN EXPLORATION STAGE COMPANY)
                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)


5. STOCK OPTIONS

   As of June 30, 2005, the Company does not have any stock options outstanding, nor does it have any written or verbal agreements for the issuance or distribution of stock options at any point in the future.

6. LITIGATION

   As of June 30, 2005, the Company is not aware of any current or pending litigation which may affect the Company's operations.

7. SUBSEQUENT EVENTS

   The Company filed an SB-2 registration statement on July 18, 2005 with the Securities and Exchange Commission in order to raise an aggregate amount of $40,000 from the sale of 800,000 units at $.05 per unit. Each unit will consist of one share and one warrant. An additional 800,000 shares being registered underlying the warrants will raise an aggregate amount of $80,000 if the warrants are exercised at $.10 per share and the warrants will expire 2 years from the date of the offering.

                      Dealer Prospectus Delivery Obligation

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


INDEMNIFICATION OF DIRECTORS AND OFFICERS

Wallace Mountain's By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Wallace Mountain, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

     Securities and Exchange Commission registration fee             $   15
     Accounting fees and expenses                                    $1,000
     Legal fees                                                      $1,500
     Preparation and EDGARization fees                               $2,500
     Transfer Agent fees                                             $  600
     Printing                                                        $   85
                                                                     ------
     Total                                                           $5,700
                                                                     ======

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 30, 2005, a total of 1,000,000 shares of Common Stock were issued in exchange for organizational services and expenses, proprietary rights, business plans, and cash in the amount of $5,000 U.S., or $.005 per share. On April 5, 2005, a total of 1,600,000 shares of Common Stock were issued in exchange for mining claims valued in the amount of $8,000 U.S., or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933. These securities were issued to the officer and director of the company.

                                    EXHIBITS

Exhibit 3.1       Articles of Incorporation                Included Previously
Exhibit 3.2       Bylaws                                   Included Previously
Exhibit 4         Stock Certificate                        Included Previously
Exhibit 5         Opinion re: Legality                     Included Previously
Exhibit 10.1      Warranty Deed                            Included Previously
Exhibit 10.2      Trust Agreement                          Included
Exhibit 23.1      Consent of counsel                       Included in Exhibit 5
Exhibit 23.2      Consent of independent auditor           Included
Exhibit 99.1      Subscription Agreement                   Included Previously
Exhibit 99.2      Warrant Agreement                        Included Previously
Exhibit 99.3      Geology Report                           Included Previously


                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and
     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Bangkok, country of Thailand, on September 6, 2005.


                                       Wallace Mountain Resources Corp.


                                       /s/ Robert Gelfand
                                       --------------------------
                                   By: Robert Gelfand
                                       (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and dates stated.


/s/ Robert Gelfand                                             September 6, 2005
-------------------------------------                          -----------------
Robert Gelfand, President                                          Date
(Principal Executive Officer, Principal Financial Officer,
Principal Accounting Officer)